H:\Cohen-Reder  Files\Clients\Magellin\Magellan  Film  Sails,
                         Inc\salesagency.ag5.doc     -6-

     SALES  AGENCY  AGREEMENT

     Dated  as  of  July  17,  2000

1. DISTRIBUTION. Magellan Film Sails, Inc. ("Producer"), hereby engages and appoints Franchise Pictures, LLC ("Agent"), to act as Producer's exclusive sales agent for the exploitation and distribution of the "Rights" in and to three (3) full-length, first-class motion pictures (the "Pictures") as defined and set forth in the attached Exhibit A"', in the "Territory" during the "Term" (as such capitalized terms are defined below), upon the terms and conditions hereinafter set forth.

2. TERRITORY. The "Territory" shall be the whole world excluding the United States and Canada and their respective territories and possessions, trusteeships and commonwealths. The Territory shall include all diplomatic posts, military and government installations , wherever located, and all ships, aircraft and oil rigs flying the flag of all countries (excluding the United States and Canada).

3. TERM. The "Term" with respect to each of the Pictures shall commence on the date hereof and shall continue for twenty-five (25) years following acceptable "Delivery" (as such term is defined in Paragraph 6 below) of all of the items set forth in the attached Exhibit "B." With respect to "Picture 1" (as defined in the attached Exhibit "A"), Producer shall deliver Picture 1 to Agent no later than __________________, 2000.

4. GRANT OF RIGHTS. The "Rights" which Producer shall continue to own notwithstanding the engagement and appointment hereunder include all of Producer's right, title and interest in and to all distribution and exploitation rights of every kind and nature in and to the Pictures in all media, whether now known or hereafter conceived or created, including, but not limited to, all theatrical, non-theatrical, all forms of free and pay television exhibition (including without limitation, "Video-on-Demand", pay-per-view, over-the-air, cable, "Web TV" and similar forms of digital television distribution, satellite, direct broadcast satellite and closed-circuit transmissions), videocassette, videodisc and other compact, video and audio/visual devices, all forms of digital distribution including, without limitation, all on-line and internet rights (provided, however, with respect to all so-called "on-line" rights, Agent understands and agrees that such rights are subject to Producer's reasonable approval of the encryption system which would prevent exhibition of each of the Pictures on the internet outside the Territory), soundtrack, music publishing, and merchandising and interactive rights, and the exclusive rights to exhibit, distribute, advertise, promote and market each of the Pictures and trailers, excerpts and clips (including dubbed and subtitled versions) in all sizes and gauges of film, tape and all other materials in the Territory. Producer agrees that to the extent it owns the same, Agent shall be Producer's sole and exclusive sales agent in the Territory during the Term to solicit, negotiate and enter into licensing and distribution agreement in respect of the Picture on behalf of, and solely as agent for Producer. In connection therewith, Agent shall have the right and authority to authorize distributors to:

     (a) Use and perform any and all music, lyrics and musical compositions contained in the Pictures and/or recorded in their sound tracks. Where required to be paid by exhibitors, Agent shall include in the license agreements that foreign licensees pay all royalties and/ or license fees required to be paid to any performing rights societies or associations for the public performance of the music or musical compositions recorded in the Pictures necessary in the Territory arising out of the exercise of its rights hereunder. The rights hereunder are subject in all respects to all rights of composers, authors, music publishers and performing rights societies with respect to the performance of the music synchronized with the Picture, and Agent shall not knowingly and willfully permit or authorize any exhibition of the Pictures which would constitute an infringement of any performing rights in any music synchronized with the Pictures. Producer shall furnish Agent with a music-cue sheet in customary form for each Picture. Agent shall have the right, but not the obligation to advance the funds necessary to Producer for payment of music royalties and shall deduct such amounts so advanced as distribution expenses from the net receipts of the Pictures. In the event Producer fails to pay any music royalties that might become due and Agent, at Agent's sole election, elects to pay same on Producer's behalf, Agent shall be entitled to deduct such amounts from the net receipts due to Producer from the Pictures.

     (b) Subject to any and all contractual restrictions and obligations set forth in the applicable third party agreements (provided Producer provides such agreements to Agent pursuant to Delivery as set forth in the attached Exhibit "B"), to use the title or titles of the Pictures, or change them;

     (c) Distribute, exhibit, advertise, publicize and exploit the Pictures in such manner as Agent may deem proper or expedient, subject to the provisions of this Agreement;

     (d) Subject to any and all contractual restrictions and obligations set forth in the applicable third party agreements (provided Producer provides such agreements to Agent pursuant to Delivery as set forth in the attached Exhibit "B"), to make such dubbed and titled versions of the Pictures, and the trailer thereof, including, without limitation, cut-in, synchronized and superimposed versions in any foreign language;

     (e) Publicize and advertise the Pictures throughout the Territory during the Term;

     (f) Subject to any and all contractual restrictions and obligations set forth in the applicable third party agreements (provided Producer provides such agreements to Agent pursuant to Delivery as set forth in the attached Exhibit "B"), to publish, cause or permit to be published in all languages and in such forms as Agent may deem advisable, synopses, summaries, resumes or abridgments of the Pictures (not exceeding 7,500 words in length) in newspapers, heralds, magazines, trade periodicals, comic books, programs, booklets, posters, lobby displays, press books and other publications and in all other media or advertising and publicity;

     (g) Subject to any and all contractual restrictions and obligations set forth in the applicable third party agreements (provided Producer provides such agreements to Agent pursuant to Delivery as set forth in the attached Exhibit "B"), to broadcast, or license or authorize others to broadcast, by radio or television, in foreign adaptations, versions or sketches of the Pictures or any parts or portions thereof, from sound records or with living persons, or otherwise, but not to exceed fifteen (15) minutes in running time and in no event serially;

(h) Subject to the applicable agreements for any such artists (Producer shall use reasonable efforts to provide Agent with any such agreements), the right to use the name, photograph, likeness and reproductions of the voices of any artist rendering services to promote and advertise the Pictures, but not for the purpose of any commercial tie-up merchandising or by-product arrangement, and not for an endorsement, of any product or service other than the Pictures;

     (i) Subject to any and all contractual restrictions and obligations set forth in the applicable third party agreements (provided Producer provides such agreements to Agent pursuant to Delivery as set forth in the attached Exhibit "B"), to announce and include on the main titles of the Pictures and trailers thereof and in all advertising and publicity relating thereto, in such manner, position, form and substance as Agent may elect, consistent with any applicable standard guild requirements and any contractual commitments of which Agent is notified by Producer, the designation of Agent and/or its logo at the beginning of the Pictures and any advertising in connection therewith, and/ or those of any of its subsidiaries and licensees as the sales agent for the Pictures. Any advertising or publicity referring to such person shall be limited to and shall indicate that such person appears in or has rendered services in connection with the Pictures. The goodwill pertaining to the Pictures, including the characters and their names, the name of the individual producer(s) of the Pictures and the name of Producer, alone or in a combination with other words, and the trade name or trademark or other identification of Producer shall belong exclusively to Producer. Agent may use such names of characters or their portraits or likenesses and the title of the Pictures but in no such manner as to constitute an endorsement of any party, product or service except the Pictures; and

     (j) To make such changes, dubs, alterations, edits, cuts, deletions, interpolations into and from the Pictures and the trailers for each of the Pictures necessary to conform to any censorship requirements in the Territory.

     (k) Assert and prosecute all claims or actions or causes of action against any and all persons for the unauthorized or illegal use, copying, reproduction, release, distribution, exhibition or performance of the Pictures or any part or versions thereof, or for the enforcement or protection of all or any rights herein granted together with full and complete authority and power of attorney in the name of Producer to do all or any of the foregoing. Producer hereby appoints Agent its true and lawful attorney-in-fact for such enforcement or protection.

4. RESERVED RIGHTS. All rights not granted to Agent hereunder, including, without limitation, the remake, sequel (including prequel), television motion picture, mini-series, episodic series, and live stage rights for each of the Pictures ("Reserved Rights") shall be reserved to Producer. Producer hereby grants Agent a "Right of First Negotiation" regarding the Reserved Rights. A "Right of First Negotiation" shall mean that at any time during the Term for each respective Picture either party wishes to exploit any of the Reserved Rights, the parties shall negotiate in good faith regarding the terms and conditions for the exploitation of any such right(s). If the parties fail to reach a mutually satisfactory agreement after thirty (30) days of negotiation, Producer shall be free thereafter to make and/or receive offers from third parties with respect to the Reserved Rights hereunder.

5.  THE  PICTURES.   In each case the completed Pictures shall be made available to Agent promptly upon expiration of their existing contracts. The Pictures will be feature-length first-class color motion pictures shot on 35 millimeter film.

6.  DELIVERY.   Producer  shall  furnish  all  materials  necessary  to  effect
"Delivery" (as such term is defined hereinbelow) in the Territory in accordance with the requirements of Exhibit "B" attached hereto, the terms of which shall be subject to good faith negotiations between the parties. "Delivery" shall mean Agent's receipt, at Producer's sole cost and expense, of all of the items listed in Exhibit "B" attached hereto ("Delivery Items"). Agent shall have the right to cut, modify and re-edit the Pictures for censorship reasons; however, except for foreign and video versions, and, as expressly permitted herein and for subtitling, dubbing, censorship and foreign versions, all prints shall be exhibited in their original continuity, and in no event shall any credit, trademark, trade name, symbol or copyright notice intentionally be eliminated or altered.

     If any of the Delivery Items are incomplete or technically unacceptable, as determined by a third party laboratory, Agent shall notify Producer in writing specifying the defects ("Defect Notice"). Such Defect Notice shall be delivered within thirty (30) days of receipt by Agent of the last item required for Delivery sent by Producer. If Producer fails to cure the specified defects within thirty (30) days from the date such Defect Notice was received by Producer, Agent may secure acceptable replacements and recoup the cost of creation thereof as a distribution expense which shall not be deemed a marketing expense pursuant to subparagraph 8 hereof, and which shall be recoupable from the first dollar of foreign gross receipts. If Agent has not sent a Defect Notice within thirty (30) days of receipt of all Delivery Items, then such Delivery Items shall be deemed approved.

 In the event any item set forth in Exhibit "B" is not delivered by Producer hereunder, Agent shall have the right to create same and recoup the cost of creation thereof as a distribution expense which shall not be deemed a marketing expense pursuant to subparagraph 8 hereof, and which shall be recoupable from the first dollar of foreign gross receipts.

7.  ADVERTISING.

(a) Producer shall deliver to Agent a complete and accurate written statement of all screen and advertising credits required in connection with each of the Pictures and shall supply Agent with a preliminary statement as soon as possible following the availability of each Picture.

     (b) Agent shall have the right to produce advertising material with respect to each of the Pictures provided that Agent adheres to the credits and any other restrictions of which it has knowledge or of which it is advised by Producer at the time of Delivery specified in the statements delivered under the terms of this Paragraph 7. If Agent shall create any such advertising and/or promotional materials for the Pictures, Producer shall have non-exclusive unrestricted access to such advertising and promotional materials; provided that Producer shall pay all costs and expenses of any orders placed by Producer with respect to such advertising and promotional materials.

     (c) Producer agrees to supply Agent with advertising and publicity materials free of charge as and when and if the same become available.

     (d) In prints and in paid advertising or publicity for the Pictures, Agent shall follow the billing and credits ("Credits") appearing in the prints (or pre-print materials) and advertising material delivered to it by Producer. Such credits shall be of the same relative size or type, and in the same position and order as they appear in the prints (or pre-print materials) and advertising material delivered to Agent, and no Credits shall be changed or eliminated without Producer's consent. Provided Agent complies with and abides by the Credits, Producer shall indemnify and save Agent harmless from any loss, damage, cost or expense (including reasonable attorneys' fees) incurred or suffered by Agent arising as a result of the giving of the Credits on the screen or in advertising issued by Agent and/or under Agent's control. Agent will include in its licensing agreements an obligation to conform to these credit requirements requiring such licensees to indemnify and save Producer harmless from any loss, damage, cost or expense (including reasonable attorneys' fees) incurred or suffered by Producer arising out of any error or omission in the giving of the Credits as provided by Producer. Subject only to the contractual restrictions under any third-party agreement which Producer has provided to Agent in writing which Producer has advised Agent are applicable to the specific Picture, Agent may, in its sole discretion, determine and arrange the placing and size of credits including credits above the artwork title provided Agent submits the same to Producer in advance for its approval which approval shall not be unreasonably withheld. Failure to object within five (5) days after receipt shall be deemed an approval on behalf of Producer. Any inadvertent or casual failure of Agent to comply with any credit obligations, or failure due to the acts or omissions of third parties, shall not constitute a breach by Agent, or entitle Producer to any relief at law, equity or otherwise. Agent will take reasonable steps to correct or have corrected any such errors or omissions prospectively after written notice by Producer.

8. MARKETING FEE/EXPENSES. Agent shall be entitled to recoup a "flat" marketing fee deductible from Producer"s Share of proceeds in the amount of $200,000 with respect to each Picture. It is expressly agreed that foreign withholding taxes shall not be deemed or considered either marketing and/or distribution expenses subject to a limitation. Such marketing expenses shall cover all artwork, posters, press kits, promotional and marketing materials, all film market attendance expenses, and all other miscellaneous sales expenses. Agent may also deduct the costs of any production or post-production expenses advanced on behalf of Producer and may recoup the costs of any delivery items not provided by Producer. Producer approves an additional amount up to $15,000, or such higher amount as may be approved in writing by Producer, to cover reasonable travel and living expenses for talent and Franchise's representative if the Picture is screened at any film festival pre-approved in writing by Producer.

9.  DISPOSITION  OF  PROCEEDS

     For purposes of this agreement, Gross Receipts shall be defined as all non-returnable advances by licensees and/or distributors or subagents, revenues, compensation, monies and other forms of compensation, but not reimbursement, for the sale and licensing of the Rights in and to the Pictures in the Territory that are actually received by or credited to the account of Agent, but after deductions at the source, including but not limited to, foreign tax withholding and bank charges. Gross Receipts shall be allocated as follows:

     (a)   Agent  shall  first  deduct  and  retain  its sales agent fee of 15%.

     (b) Next, Agent shall deduct and recoup its marketing expenses and any film festival expenses, both subject to the limitations of Paragraph 8 above.

     (c) Next, Agent shall deduct and recoup any amounts advanced for production or post-production expenses, and the cost of any delivery items which should have been provided by Producer pursuant to the attached Exhibit "B."

     (d) The remainder of Gross Receipts shall be deemed as Producer's Share and shall be paid to Producer in accordance with Paragraph 10 below.

10. ACCOUNTING. Agent shall prepare accounting statements no less frequently than on a quarterly basis for the first five (5) years of this agreement and semi-annually thereafter. Such statements shall be sent to Producer forty-five
(45) days after the end of each quarterly or semi-annual accounting period, as the case may be, and shall include any amounts payable to Producer. Any statement not objected to within twenty-four (24) months of issuance shall be deemed true and correct and binding upon Producer. Producer shall have the right for a period of one (1) year from the submission of each statement, upon at least thirty (30) days' notice, but no more often than once a year and for no longer than twenty (20) days, to examine Agent's books and records but only as they pertain to the Gross Receipts for the applicable Picture, for the purpose of determining the accuracy of the statements. Any claim arising out of such examination must be rendered within sixty (60) days from the date the examination ends, or all statements examined shall be deemed correct. If such examination and audit shall disclose a deficiency in payments of five percent (5%) or more, then Agent shall reimburse Producer for the full out-of-pocket costs and expense of such examination and audit. Notwithstanding the foregoing, Producer agrees that it will not conduct more than one (1) examination pursuant to the terms of this Paragraph during any twelve (12) month period.

11.  REPRESENTATIONS  AND  WARRANTIES.

     Producer  represents  and  warrants:

(a) That it is a Nevada corporation in good standing; that it has the right to appoint Agent as its sales agent hereunder; that it will own or control all rights of every kind and nature in and to the Pictures produced by it sufficient to allow Agent to render its services hereunder; that all payments have been made or will be timely made with respect to the contracts relating to the production of the Pictures; that to the best of Producer's knowledge after exercising due diligence, the distribution or exploitation of the Pictures will not infringe upon or violate the rights, nor infringe upon rights of copyright or any other rights whatsoever of, any person, firm or corporation.

     (b) Producer shall indemnify Agent, its officers, employees, successors, licensees and assigns against any claims, actions, causes of action, costs, losses, damages, expenses or judgments, including, but not limited to legal costs and reasonable outside attorneys' fees incurred by or arising out of any breach of any of the representations, warranties, or agreements made by Producer in this Agreement. In addition to and without waiving any of its rights hereunder or at law or in equity, Agent shall have the right to retain and recoup all amounts which would be subject to the foregoing indemnity from any sums accruing to or for the account of Producer hereunder with respect to the Pictures.

     (c) Producer shall indemnify Agent, its officers, employees, successors, licensees and assigns against any claims, actions, causes of action, costs, losses, damages, expenses or judgments, including, but not limited to legal costs and reasonable outside attorneys' fees incurred by or arising out of Producer's not maintaining a Producer's Liability and Errors and Omissions insurance policy from a licensed and qualified insurance company. In addition to and without waiving any of its rights hereunder or at law or in equity, Agent shall have the right to retain and recoup all amounts which would be subject to the foregoing indemnity from any sums accruing to or for the account of Producer hereunder with respect to the Pictures.

     (d) Producer shall be solely responsible for all payments to third-parties, including but not limited to any and all residuals, re-use and other fees and any other sums payable to any union or guild with respect to the exploitation of the Pictures, and all profit participation's and royalties.

     Agent  represents  and  warrants  that:

     (1) Agent makes no representations, warranties or indemnities, express or implied, except as specifically set forth in this Agreement. Agent hereby agrees to defend, indemnify and hold harmless Producer, its officers, employees, successors, licensees and assigns against any claims, actions, causes of action, costs, losses, damages, expenses or judgments (including legal costs and reasonable attorneys' fees) incurred by or arising out of any breach of any of the representations, warranties, or agreements made by Agent in this Agreement or as a result of the intentionally tortious, reckless or negligent conduct of Agent in connection with distribution of the Picture. Producer shall have the right to retain and recoup all amounts which would be subject to the foregoing indemnity from any sums accruing to or for the account of Agent hereunder with respect to the Pictures.

     (2) Agent agrees to use its good faith efforts to license the Pictures in a manner which will maximize the receipts therefrom. In this regard, it is understood and agreed that Agent shall provide to Producer in writing for its approval a schedule of pre-approved minimum sales prices for each country, region or other portion of the Territory ordinarily sold under a single contract. In this regard Producer expressly acknowledges Agent's expertise in the business of selling motion pictures in foreign territories and therefore expressly agrees that Producer shall not unreasonably withhold its approval.
Agent agrees to use its best efforts to license the Pictures on behalf of Producer in a manner which calls for the initial release of the Pictures in the theatrical media in the various countries throughout the territory unless Agent, in the exercise of its sound business judgment, deems that the inclusion of such a requirement is either impractical, unfeasible or contrary to sound business judgment.

12. DISPUTE RESOLUTION. In the event of any dispute between Agent and Producer or Producer's assignee or successor-in-interest with respect to the suitability for the uses set forth hereunder of any of the Delivery Items set forth on Exhibit B In connection with any of the Pictures, Producer and Agent agree to submit such dispute to binding arbitration in Los Angeles, California under the rules of the American Film Marketing Association. Producer further expressly agrees that Producer and Producer's successors-in-interest, including but not limited to Motion Picture Guarantors, shall be bound by the results of such arbitration, and that in the event such materials are found by the Agent to be unsuitable for use by Agent in the peaceful exercise of Agent's rights hereunder in connection with such Picture, all sums therefore expended by Agent hereunder shall immediately become refundable to Agent by Producer.

13.  MISCELLANEOUS

     (a)     With  respect  to  licenses  to  sub-agents  in  the  Territory:

     (1) Agent agrees to use to the extent possible the AFMA International Multiple Rights Distribution Agreement;

     (b) This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of California applicable to agreements negotiated, made, executed and wholly performed in said State. Producer and Agent hereby consent and submit to the exclusive jurisdiction and venue of said State for the adjudication of any dispute between Producer and Agent pertaining to this Agreement or the alleged breach of any provision hereof, and further agree that the mailing to either party of any court process or other papers in connection with the adjudication of any such dispute, by certified or registered mail, return receipt request, at such party's address set forth herein, shall be good and sufficient service of such papers and of the same force and effect as if such papers had been personally served on such party in said State.

     (c) Producer and Agent agree to execute and deliver to each other promptly upon the request of the other, any other instruments or documents necessary to evidence, effectuate or confirm this Agreement, or any of its terms and conditions.

     (d) Nothing contained herein shall require the commission of any act contrary to an express provision of law, or any rule or regulation of any governmental authority, and if there exists any conflict between any provision of this Agreement and any such law, policy, rule or regulation, the former shall be curtailed, limited or eliminated to the extent necessary to remove such conflict, and as so modified this Agreement shall continue in full force and effect.

     (e) Nothing contained herein shall be deemed to create a joint venture or partnership between the parties. Neither party shall become liable due to any representation, act or omission of the other contrary to the provisions hereof. This Agreement is not for the benefit of any third person not a signatory hereof and shall not be deemed to give any right or remedy to any other person whether or not referred to herein.

     (f) A waiver by either party of any of the terms or conditions of this Agreement in any instance shall not be deemed or construed to be a continuing waiver of such term(s) or condition(s), or of any subsequent breach. No waiver by either party shall prevent such party from enforcing any and all other provisions of this Agreement or from acting upon the same or any other subsequent breach or default of the other party.

     (g) Producer may not assign or transfer any of its rights hereunder to a parent, subsidiary or affiliate without first obtaining Agent's written consent. Producer may also assign or transfer any of its rights hereunder to any person, firm or corporation upon Agent's written approval, which shall not be unreasonably withheld. Producer hereby covenants to give notice to Agent of any proposed assignment and assumption of the obligations hereunder to Agent. Agent may assign its rights hereunder to a parent, subsidiary or affiliate or to any party acquiring all or substantially all of Agent's assets or distribution business. Agent may sublicense its rights to film buyers and sub-Agents but may not assign any or all of its rights hereunder, except that Agent may freely assign its rights to receive its share of monies hereunder.

     (h) All notices, statements and other documents required to by given in writing shall be given or made either by personal delivery, certified mail, telegraph, telex or facsimile transmission and shall be deemed given when received and shall be addressed as follows:

     (i)     If  to  Producer:

Magellan  Film  Sails,  Inc
2893  Sea  Ridge  Drive
Malibu,  CA  90265
Facsimile:  310-456-1166
Attn:     Michel  Shane

     If  to  Agent:
Franchise  Pictures  LLC
8228  Sunset  Blvd
Los  Angeles,  CA  90046
323-822-2165
Attention:  Lisa  Wilson

     (j) The captions or clauses contained herein are intended for reference and convenience only, and in no way define, limit or describe the meaning or construction of this Agreement or any part hereof, nor shall they otherwise be given any legal effect.

     (k) Producer shall have reasonable approval of all "press releases" issued by Agent or by Agent's agent containing any substantial reference to the Pictures or Producer. Producer agrees to respond in writing within two (2) business days of any request by Agent for approval of any such "press release," silence to be deemed approval.

     (l) This instrument and any attachments constitutes the entire written agreement between the parties and cannot by modified except by a written instrument signed by an authorized officer of both parties. No officer, employee or representative of Producer or Agent has any authority to make any representation or promise in connection with this Agreement or the subject matter that is contained herein, and Producer and Agent agree that they have not executed this Agreement in reliance upon any such representation or promise.

     (m) Agent agrees to execute any instruments or documents consistent herewith (after a reasonable opportunity to review same in writing) as may be necessary for Producer to obtain production financing for the Pictures.

14. KEY MAN CLAUSE: In the event Lisa Wilson ("Wilson") shall at any time during the Term cease to be employed as the [senior executive in charge of sales and distribution] for Agent, Agent shall immediately notify Producer in writing. Producer then may (but shall have no obligation, to) terminate this Agreement by providing written notice thereof to Agent. In the event of such termination, Agent shall continue to distribute any Picture with respect to which it has (i) received all materials set forth in the delivery schedule for such Picture; and
(ii) commenced marketing and distribution efforts (such a Picture is referred to herein as a "Delivered Picture"), and all obligations of Agent to Producer hereunder shall continue with respect to all Delivered Pictures. Producer shall have no obligation to deliver (or to complete delivery) to Agent of any Picture which is not a Delivered Picture at the time Wilson's services are terminated. Agent shall immediately return to Producer all materials in its possession with respect to any Picture which is not a Delivered Picture.

     If the foregoing correctly reflects your understanding, please sign at the place provided below whereupon this letter will constitute a binding agreement between us as of the day and year first above written.

AGREED  TO  AND  ACCEPTED:

FRANCHISE  PICTURES,  LLC  ("Agent")

By:  S/H.W.  Turner
       Hans  W.  Turner

Its:  Executive  Vice  President



MAGELLAN  FILM  SAILS,  INC.  ("Producer")

By:  S/Michel  Shane

Its:   Agent








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


                                   EXHIBIT "A"

1.   "Picture  1"  shall  be  "Renee's  Landing."

2. "Picture 2" and "Picture 3" shall be approved and designated by Producer in its sole discretion pursuant to the following mechanism:

     2.1  Picture Submissions.  Throughout the Term, Producer shall submit on an
          -------------------
exclusive, first look basis to Agent (prior to submission to any other party) and shall afford Agent the sole and exclusive first opportunity to act as Producer's exclusive sales agent for the exploitation and distribution of any and all theatrical motion pictures produced by Producer or any and all ideas, screenplays, properties and/or literary, dramatic, musical or other materials of any kind owned and/or controlled by Producer during the Term which Producer desires to produce as theatrical motion pictures ("Picture Submission"). Each Picture Submission to Agent by Producer shall be accompanied by the following elements ("Submitted Elements"): (i) a copy of the screenplay for such Picture;
(ii) a budget for such Picture and (iii) the star(s) attached to render acting services in connection with such Picture.

(1)     Agent's  Response.  Within  ten  (10)  business days following a Picture
        -----------------
Submission to Agent, Agent shall advise Producer in writing of the projected sales figures for such Picture, which sales shall be based on the Submitted Elements for such Picture ("Projected Sales Submission").

(2)     Producer's  Approval:  Within  five  (5)  business  days  following  a
        --------------------
Projected Sales Submission to Producer, Producer shall advise Agent in writing of whether or not Producer has in its sole discretion elected to approve such Picture for distribution under the Agreement. If Producer shall fail to approve in writing such Projected Sales Submission, within said approval period, then such Projected Sales Submission shall be deemed to be rejected by Producer.

(3)     Approved Pictures.  If any Picture Submission pursuant to this Agreement
        -----------------
shall be approved for distribution by Producer, then such Picture Submission shall be deemed an "Approved Picture." If, and only if, Agent shall acquire rights with respect to an Approved Picture, the provisions of this Agreement with respect to the distribution of Approved Pictures shall apply.